Exhibit 10.1

STATE STREET CORPORATION

2006 EQUITY INCENTIVE PLAN

[YEAR] Performance Award Agreement

Subject to your acceptance of the terms set forth in this agreement (the “Agreement”), State Street Corporation (the “Company”) has awarded you a Performance Award, granted to you under the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”), which shall be payable if certain performance and other conditions are satisfied as described below. A copy of the Plan document and the Company’s Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

1.	Grant of Performance Award.

You have been granted an award (the “Award”) detailed in your Award statement on this website maintained by Smith Barney (the “Statement”) and pursuant to the State Street Corporation 2006 Equity Incentive Plan (the “Plan”) and the terms set forth below. To be entitled to any payment under the Award, you must accept your award and in so doing agree to comply with the terms and conditions of this Agreement and the Award. All terms and conditions of this Award must have been satisfied. The Award will be payable, if at all, based in part on the achievement by the Company of certain performance measures (described below and in Exhibit I) over the two-year period commencing January 1, [YEAR] and ending on December 31, [YEAR] (the “Performance Period”). The date on which the Performance Period ends (DATE) is referred to herein as the “Maturity Date.”

2.	Performance Targets; Administrator Certification.

Whether your Award will be paid and if so in what amounts will depend in part (i) as to [NUMBER] percent of the Award (the “EPS Portion”), on the Company’s achievement of specified earnings per share targets as described in (a) below and in Exhibit I attached hereto and made a part hereof, and (ii) as to the remaining [NUMBER] percent of the Award (the “ROE Portion”), on the Company’s achievement of specified return on shareholders’ equity targets as described in (b) below and in Exhibit I.

(a) Earnings Per Share (EPS). Subject to the other terms and conditions of the Award, the Company’s fully diluted aggregated operating earnings per share from continuing operations (“EPS”) for the Performance Period will determine how much, if any, of the EPS Portion of the Award will be payable. Exhibit I sets forth the EPS threshold that must be achieved if any of the EPS Portion is to be payable and the higher EPS target that must be achieved if the entire EPS Portion is to be payable, with interpolation for EPS performance between those limits.

(b) Return on Equity (ROE). Subject to the other terms and conditions of the Award, the Company’s average return on shareholders’ equity from operating results for continuing operations (“ROE”) will determine how much, if any, of the ROE Portion of the Award will be payable. Exhibit I sets forth the ROE threshold that must be achieved if any of the ROE Portion is to be payable and the higher ROE targets that must be achieved if higher percentages, or the entirety, of the ROE Portion is to be payable, with interpolation for ROE performance between those limits.

The specific EPS and ROE performance targets for the Performance Period were established by the Administrator on [DATE] and are set forth on Exhibit I. Subject to the other terms and conditions of the Award, payment under this Award will only be made if the Administrator certifies, following the close of the Performance Period, that the pre-established threshold performance targets have been exceeded on the Maturity Date and then only to the extent of the level of performance so certified as having been achieved.

3.	Form of Payment.

Any portion of the Award earned by reason of the Administrator’s certification as described above will be payable in shares of the Company’s common stock (“Stock”) to you (or your beneficiary, in the case of your death) on or before the March 15 next following the end of the Performance Period. The number of shares to be paid will be determined by multiplying the number of Units set forth in paragraph 1, above, by the Total Funding Percentage. For this purpose, “Total Funding Percentage” means the sum of the weighted funding percentages achieved for each of the ROE and EPS performance targets, respectively, for the Performance Period as certified by the Administrator.

4.	Non - Transferability, Etc.

This Award shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

5.	Termination of Employment.

(a)        No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture prior to the end of the Performance Period. If your employment with the Company and its Subsidiaries ceases by reason of:

(i)        Disability, death, or any reason other than for Circumstances of Forfeitures, then you shall be eligible to receive a pro-rated Award, taking into account the time between the date on which your employment so terminated and the end of the Performance Period;

(ii)        Retirement then you shall be eligible to receive your Award without such pro-rata adjustment subject to paragraph b, below. Any amount payable pursuant to this paragraph 5 shall be paid in accordance with paragraph 3.

(b)        Payment to you of any Award or pro-rated Award after termination of your employment otherwise than by reason of your death shall be subject to the conditions that until the date on which the Award is paid you:

(i)        shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries;

(ii)        shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries. The term “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you have had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity; and

(iii)        shall not engage whether directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association, or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company or any of its direct or indirect Subsidiaries. If you do not comply with the above conditions, you shall receive no payment under this Award. Any determination by the Administrator that you are, or have engaged in any prohibited conduct as described above shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 5 (b) shall be inapplicable following a Change of Control.

(c)        For purposes hereof;

(i)        “Retirement” means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries,

(ii)        “Disability” means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (B) if you, as a result of the impairment, receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary

(iii)        “Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily or (B) involuntarily and you are classified by the Company as ineligible for rehire.

6.	Acceleration of Performance Award.

Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment equal to the adjusted fair market value of a share of the Stock multiplied by the number of Units set forth in paragraph 1, above. For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the

(i)        the highest average of the reported daily high and low prices per share of the Stock during the 60-day period prior to the first date of actual knowledge by the Board of circumstances that resulted in a Change of Control, and

(ii)        if the Change of Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change of Control in the Plan, the highest price per share of the Stock paid in such transaction series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Stock as reflected in a Schedule 13D filed by the person having made the acquisition).

7.	Changes in Capitalization or Corporate Structure.

The Award is subject to adjustment pursuant to Section 7(b) of the Plan in the circumstances therein described.

8.	Amendments to Performance Units.

Subject to the specific limitations set forth in the Plan, the Administrator may at any time suspend or terminate any rights or obligations relating to the Award prior to the Maturity Date without your consent.

9.	Compliance with Section 162(m).

The Administrator shall exercise its discretion with respect to this Award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Code.

10.	Shareholder Rights.

You are not entitled to any rights as a Shareholder with respect to any shares of Stock subject to the Award until they are transferred to you. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Stock subject to the Award prior to any shares being transferred to you.

11.	Withholding.

The Company shall be obligated to issue Stock pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Subsidiaries may be subject by reason of such transfer under this Award. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with the Award in a form and manner satisfactory to the Company, including withhold to cover and sell to cover transactions.

12.	Employee Rights.

Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

By accepting this Award electronically, you will be deemed to have acknowledged and agreed that you are bound by the terms of this Agreement and the Plan. The Agreement will take effect as a sealed instrument.

Exhibit I

Performance Targets

[DATE] – [DATE]

STATE STREET CORPORATION

2006 EQUITY INCENTIVE PLAN

SSgA [YEAR] Performance-Based Equity Award Agreement

Subject to your acceptance of the terms set forth in this agreement (the “Agreement”), State Street Global Advisors business unit of State Street Corporation (“SSgA”), has awarded you a Performance Award, granted to you under the SSgA [YEAR] Performance-Based Equity Program under the Company’s 2006 Equity Incentive Plan, as amended (the “Plan”), which shall be payable if certain performance and other conditions are satisfied as described below. A copy of the Plan document and the Company’s Prospectus are located on this website for your reference. The provisions of the Plan are incorporated herein by reference, and all terms used herein shall have the meaning given to them in the Plan, except as otherwise expressly provided herein. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control.

1.	Grant of Performance Award.

You have been granted an award (the “Award) detailed in your Award statement on this website maintained by Smith Barney (the “Statement”) and pursuant to SSgA [YEAR] Performance-Based Equity Program under the Plan and the terms set forth below. To be entitled to any payment under the Award, you must accept your award and in so doing agree to comply with the terms and conditions of this Agreement and the Award. All terms and conditions of this Award must have been satisfied. The Award will be payable based in part on the achievement by SSgA of certain performance measures (described below and in Exhibit I) over the three-year period commencing January 1, [YEAR] and ending on December 31, [YEAR] (the “Performance Period”). The date on which the Performance Period ends (December 31, [YEAR]) is referred to herein as the “Maturity Date.”

2.	Performance Targets; Administrator Certification.

Whether your Award will be paid and in what amounts will depend on SSgA’s achievement of the compounded annual growth in its Net Income Before Taxes (“NIBT”) during the Performance Period and the other terms and conditions as set forth herein.

The specific NIBT performance targets for the Performance Period were established by the Administrator on [DATE] and are set forth on Exhibit I attached hereto and made a part hereof. Subject to the other terms and conditions of the Award, payment under this Award will only be made if the Administrator certifies, following the close of the Performance Period, that the pre-established threshold performance targets have been exceeded on the Maturity Date and then only to the extent of the level of performance so certified as having been achieved.

3.	Form of Payment.

Any portion of the Award earned by reason of the Administrator’s certification as described above will be payable in shares of the Company’s common stock (“Stock”) to you (or your beneficiary, in the case of your death) on or before the March 15 next following the end of the Performance Period. The number of shares to be paid will be determined by multiplying the number of Units set forth in paragraph 1, above, by the Total Funding Percentage. For this purpose, “Total Funding Percentage” means the funding percentage achieved for the NIBT performance target, for the Performance Period as certified by the Administrator.

4. Non - Transferability, Etc.

This Award shall not be transferable otherwise than by will or the laws of descent and distribution. Any attempt by you (or in the case of your death, your beneficiary) to assign or transfer the Award, either voluntarily or involuntarily, contrary to the provisions hereof, shall be null and void and without effect and shall render the Award itself null and void.

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5.	Termination of Employment.

(a)        No amount shall be paid in respect of the Award in the event that you cease to be employed by the Company and its Subsidiaries due to Circumstances of Forfeiture prior to the date the award is paid. If your employment with the Company and its Subsidiaries ceases by reason of:

(i)        Disability, death, or any reason other than for Circumstances of Forfeitures, then you shall be eligible to receive a pro-rated Award, taking into account the time between the date on which your employment so terminated and the end of the Performance Period; or

(ii)        Retirement then you shall be eligible to receive your Award without such pro-rata adjustment subject to paragraph b, below. Any amount payable pursuant to this paragraph 5 shall be paid in accordance with paragraph 3.

(b)        Payment to you of any Award or pro-rated Award after termination of your employment otherwise than by reason of your death shall be subject to the conditions that until the date on which the Award is paid you

(i)        shall not, without the prior written consent of the Company, (A)(1) solicit, directly or indirectly (other than through a general solicitation of employment not specifically directed to employees of the Company and its Subsidiaries) the employment of, (2) hire or employ, (3) recruit, or (4) in any way assist another in soliciting or recruiting the employment of, or (B) induce the termination of the employment of, any person who within the previous 12 months was an officer or principal of the Company or any of its Subsidiaries; and

(ii)        shall not, without the prior written consent of the Company, engage in the Solicitation of Business (as defined below) from any client on behalf of any person or entity other than the Company and its Subsidiaries.

The term “Solicitation of Business” means the attempt through direct or indirect contact by you or by any other person or entity with your assistance with a client with whom you have had or with whom persons supervised by you have had significant personal contact while employed by the Company and its Subsidiaries to induce such client to (A) transfer its business from the Company and its Subsidiaries to any other person or entity, (B) cease or curtail its business with the Company and its Subsidiaries, or (C) divert a business opportunity from the Company and its Subsidiaries to any other person or entity. If you do not comply with the above conditions, you shall forfeit all rights to any and all unpaid or unvested equity awards held by you, and the Company may seek injunctive relief in addition to, and not in lieu of, any other relief to which it may be entitled. Any determination by the Administrator that you are, or have engaged in any prohibited conduct as described above shall be conclusive and binding on all persons. Notwithstanding the foregoing, this paragraph 5 (b) shall be inapplicable following a Change of Control or the Administrator’s determination that a Covered Transaction has occurred.

(c)        For purposes hereof:

(i)        “Retirement” means your attainment of age 55 and completion of 5 years of service with the Company and its Subsidiaries or your attainment of age 65 and completion of five years of service with the Company and its Subsidiaries.

(ii)        “Disability” means (A) your inability to engage in any substantially gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in your death or can be expected to last for a continuous period of not less than 12 months (an “impairment”) or (B) if you, as a result of the impairment, receive income replacement benefits for a period of not less than 3 months under a plan of the Company or a Subsidiary.

(iii)        “Circumstances of Forfeiture” means the termination of your employment with the Company and its Subsidiaries either (A) voluntarily or (B) involuntarily and you are classified by the Company as ineligible for rehire.

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(iv)        “Covered Transaction” means the sale by the Company of all or substantially all of the assets of SSgA as determined by the Administrator.

6.	Non-Disclosure; Non-Competition.

By signing this Agreement and accepting the Award, you:

(a)        shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to SSgA, the Company, any of its Subsidiaries, and their respective businesses and Clients (as defined below), including but not limited to Clients’ identities and any and all information regarding or relating to their business relationship with SSgA, the Company, or any of its Subsidiaries, which shall have been obtained by you during your employment by SSgA, the Company, or any of its Subsidiaries and which shall not be or become public knowledge (other than by acts by you or your representatives in violation hereof), and you shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The term “Client(s)” means any person or entity that is a customer or client of SSgA, the Company, or any of its Subsidiaries.

(b)        for and during a period of 18 months following your termination of employment with the Company and all of its Subsidiaries for any reason (other than death), shall not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director or employee of, or as consultant to Fidelity Investments, Barclays Global Investors NA, Wellington Management Co, LLP, Bank of NY Mellon CP, Goldman Sachs Asset Management LP, BlackRock Inc. (each an “Institution) For purposes of this paragraph 6(b) each Institution shall also include any subsidiary and affiliate of the Institution, including any successor entity to an Institution, by way of merger, acquisition (either of stock or substantially all of the assets), reorganization, change of name or other similar event occurring subsequent to the date of this Award. If you do not comply with the above conditions, you shall forfeit all rights to any and all unpaid or unvested equity awards then held by you, and the Corporation may seek injunctive relief in addition to, and not in lieu of, any other relief to which it may be entitled. Notwithstanding the foregoing, paragraph 6(b) shall be inapplicable following a Change of Control.

(c)        acknowledge that any and all inventions, discoveries, improvements, copyrighted works (including computer programs), trademarks, processes, systems, and developments that are conceived, discovered or made solely or jointly during the term of your employment at State Street, whether or not patentable or eligible to be copyrighted, (hereinafter “Inventions”) shall be deemed made in the regular course of your employment with State Street and within the scope of that employment and shall from the date of creation, be owned exclusively by State Street. Furthermore, you hereby assign to State Street, without the necessity of any further consideration, all of your right, title and interest in and to any invention, in any and all media now known or hereafter developed throughout the universe, and State Street shall be entitled to obtain and hold same in its own name on all applicable patents, registrations, At State Street’s request, you will reasonably cooperate with State Street to sign any documents necessary to protect and enforce any such rights in State Street.

7.	Acceleration of Performance Award.

Notwithstanding anything in this Agreement to the contrary, in the event of a Change of Control or a Covered Transaction occurring prior to the Maturity Date, you shall be entitled at the time of such Change of Control to receive a cash payment equal to the adjusted fair market value of a share of the Stock multiplied by the number of Units set forth in paragraph 1, above. For purposes of the preceding sentence, “adjusted fair market value” shall mean the higher of the (i) the highest average of the reported daily high and low prices per share of the Stock during the 60-day period prior to the first date of actual knowledge by the Board of circumstances that resulted in a Change of Control, and (ii) if the Change of Control is the result of a transaction or series of transactions described in paragraph 1 or 2 of the definition of Change of Control in the Plan, the highest price per

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share of the Stock paid in such transaction series of transactions (which in the case of a transaction described in paragraph 1 of such definition in the Plan shall be the highest price per share of the Stock as reflected in a Schedule 13D filed by the person having made the acquisition

8.	Changes in Capitalization or Corporate Structure.

The Award is subject to adjustment pursuant to Section 7(b) of the Plan in the circumstances therein described.

9.	Amendments to Performance Units.

Subject to the specific limitations set forth in the Plan, the Administrator may at any time suspend or terminate any rights or obligations relating to the Award prior to the Maturity Date without your consent.

10.	Compliance with Section 162(m).

The Administrator shall exercise its discretion with respect to this Award in all cases so as to preserve the deductibility of payments under the Award against disallowance by reason of Section 162(m) of the Code.

11.	Shareholder Rights.

You are not entitled to any rights as a Shareholder with respect to any shares of Stock subject to the Award until they are transferred to you. Without limiting the foregoing, you will have no right to receive dividends or amounts in lieu of dividends with respect to the shares of Stock subject to the Award prior to any shares being transferred to you.

12.	Withholding.

The Company shall be obligated to issue Stock pursuant to this Agreement only if you first deliver to the Company funds sufficient to satisfy, or make other arrangements acceptable to the Company for satisfying, any tax withholding or similar withholding obligations to which the Company or its Subsidiaries may be subject by reason of such transfer under this Award. You expressly acknowledge and agree that your rights hereunder are subject to your paying to the Company any applicable taxes required to be withheld in connection with the Award in a form and manner satisfactory to the Company.

13.	Employee Rights.

Nothing in this Award shall be construed to guarantee you any right of employment with the Company or any Subsidiary or to limit the discretion of any of them to terminate your employment at any time, with or without cause.

14.	Provisions of the Plan.

The provisions of the Plan are incorporated herein by reference, and all terms not otherwise defined herein shall have the meaning given to them in the Plan. In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall control. You acknowledge that you have received a copy of the Plan and a copy of the Prospectus for the Plan.

If the Award and the foregoing terms and conditions are acceptable to you, please sign the enclosed counterpart of this letter and return the same to the undersigned. By signing this letter, you acknowledge and agree that you are bound by the terms of the Agreement and the Plan, and the Agreement will take effect as a sealed instrument.

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Exhibit I

Performance Targets

[DATE – DATE]

Compounded Annual Growth Rate of NIBT for the Performance Period	Total Funding Percentage

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